EXHIBIT 10.2

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (as the same may be amended, modified and waived from time to time, this “Agreement”) is entered into as of June 5, 2003 (the “Effective Date”) by and between THE FIRST AMERICAN CORPORATION, a California corporation (“FACO”), and FIRST ADVANTAGE CORPORATION, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, FACO, the Company and certain other entities are parties to that certain Agreement and Plan of Merger dated as of December 13, 2002 (the “Merger Agreement”);

WHEREAS, immediately following the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), FACO will own all of the outstanding shares of the Class B Common stock, par value $0.001 per share, of the Company; and

WHEREAS, as a condition precedent to the Closing, each of FACO and the Company (each, a “Party” and collectively, the “Parties”) shall have entered into this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Parties agree as follows:

SECTION 1.

DEFINED TERMS; CONSTRUCTION

1.1 Defined Terms. As used in this Agreement the following terms shall have the following meanings:

“Affiliate” means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning provided in the introductory paragraph.

“Closing” has the meaning provided in the second WHEREAS paragraph.

“Company” has the meaning provided in the introductory paragraph.

“Company Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share, and any new class of common stock of the Company created and outstanding (other than the Company’s Class B Common Stock).

“Company Voting Securities” means, collectively, the Class A Common Stock and Class B Common Stock of the Company, any preferred stock of the Company that is entitled to vote generally for the election of directors and any other securities, warrants or options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of any class or series of Company securities that is entitled to vote generally for the election of directors.

“Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Disinterested Director” means, on any date of determination, any member of the Company’s board of directors who is not as of such date (i) an officer or employee of the Company, (ii) an officer, director or employee of FACO or any Affiliate (excluding the Company) thereof, (iii) a Person who Controls or is under common Control with FACO or any Affiliate thereof or (iv) a Person who otherwise would fail to qualify as an “independent director” under the applicable rules of the Nasdaq National Market as then in effect; provided, however, that a Person designated by Pequot in accordance with the Stockholders Agreement dated as of December 13, 2002, among FACO, Pequot and the Company shall not be deemed to be disqualified as a Disinterested Director by application of section (iv) of this definition.

“Effective Date” has the meaning provided in the introductory paragraph.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FACO” has the meaning provided in the introductory paragraph.

“Initial Securities” has the meaning provided in Section 3(a).

“Merger Agreement” has the meaning provided in the first WHEREAS paragraph.

“Owner” means, with respect any share of Company Common Stock, the Person whose name appears on the register maintained by the Company’s transfer agent in respect of the Company Common Stock as the registered owner of such share of Company Common Stock.

“Party” or “Parties” has the meaning provided in the third WHEREAS paragraph.

“Pequot” means Pequot Private Equity Fund II, L.P., a Delaware limited partnership.

“Person” means and includes natural persons, corporations, limited liability partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, divisions, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Tender Offer” has the meaning provided in Section 3(d).

“Transfer” means, as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and, as a verb, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

1.2 Construction. The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural, and the plural the singular; (b) words importing any gender include the other gender and the neuter gender; (c) references to statutes are to be construed as including all statutory provisions consolidating, and all regulations promulgated pursuant to, such statutes; (d) references to “writing” include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to the introductory paragraph, recitals or sections (or clauses or subdivisions of sections) are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose; and (i) references to Persons include their respective permitted successors and assigns.

SECTION 2.

REPRESENTATIONS AND WARRANTIES

Each of FACO and the Company hereby represents and warrants with respect to itself only that:

(a) it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b) this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with the terms hereof except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

(c) neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by it, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which it is subject or any provision of its certificate or articles of incorporation, bylaws or other organizational documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other material arrangement to which it is a party or by which it is bound or to which any of its material assets is subject (or result in the imposition of any lien, security interest or other encumbrance upon any of its assets);

(d) it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person not already been obtained in order to consummate the transactions contemplated by this Agreement;

(e) in the case of FACO, neither FACO nor any of its Affiliates beneficially owns any shares of Company Voting Securities other than the Initial Securities; and

(f) in the case of FACO, except for agreements expressly contemplated in, or entered into for the purpose of consummating the transactions contemplated in, the Merger Agreement, neither FACO nor any of its Affiliates has any agreement, arrangement or understanding with any other Person or group who is not an Affiliate of FACO with respect to acquiring, holding, voting or disposing of Company Voting Securities.

SECTION 3.

STANDSTILL

FACO shall not, and shall not permit any of its Affiliates to, acquire, offer or propose or agree to acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, by tender or exchange offer, market purchase, privately negotiated purchase, merger or otherwise, any Company Voting Securities other than:

(a) Company Voting Securities issued to FACO pursuant to the Merger Agreement (the “Initial Securities”);

(b) as a result of the transfer of beneficial ownership of Company Voting Securities from FACO or an Affiliate thereof to FACO or an Affiliate thereof;

(c) Company Voting Securities issuable upon the conversion of Initial Securities;

(d) Company Voting Securities issued to FACO or an Affiliate thereof as a result of a capital contribution made by FACO or such Affiliate to the Company and approved by a majority of Disinterested Directors; and

(e) pursuant to a tender offer made by FACO or an Affiliate thereof for outstanding shares of Company Common Stock (i) to all holders of Company Common Stock (other than FACO and its Affiliates), (ii) conditioned on at least two-thirds of the outstanding shares of Company Common Stock (other than Company Common Stock beneficially owned by FACO and its Affiliates) being tendered and (iii) in which the same consideration is offered to all holders of Company Common Stock (a “Tender Offer”); provided that the Tender

Offer is approved by a special committee of the Company’s board of directors created to consider the Tender Offer and consisting only of Disinterested Directors, after receiving a written opinion from a nationally recognized investment bank to the effect that the Tender Offer is fair to the Company’s stockholders (other than FACO and its Affiliates).

SECTION 4.

RELATED PARTY TRANSACTIONS

Without the prior written approval of a majority of Disinterested Directors, FACO shall not and shall not cause or permit any of its subsidiaries to engage in any transaction (other than such transactions as are expressly contemplated by the Merger Agreement, including the Services Agreement between FACO and the Company entered into thereunder) with the Company or any subsidiary of the Company, except transactions engaged in by the Company or such subsidiary in the ordinary course of business.

SECTION 5.

RESTRICTIONS ON TRANSFER

5.1 Transfers to Affiliates. FACO shall have the right to transfer shares of its Company Voting Securities to Affiliates of FACO provided that each such Affiliate that shall become the beneficial owner of Company Voting Securities shall, promptly upon becoming such owner, execute and deliver to the Company a joinder agreement, agreeing to be legally bound by this Agreement as an original signatory.

5.2 Transfers to Third Parties. FACO shall not, and shall not permit any of its Affiliates to, Transfer Company Voting Securities to any Person or group (within the meaning of Section 13(d) of the Exchange Act) of Persons, unless such Person or group acquiring such shares agrees in writing to assume all obligations of FACO under this Agreement, if (i) such Transfer would result in such Person or group beneficially owning more than 50% of the issued and outstanding Company Voting Securities (which determination shall be made based upon the number of shares of issued and outstanding Company Voting Securities disclosed in the Company’s most recent filing made with the Securities and Exchange Commission pursuant to the Exchange Act or in the most recent Schedule 13D or 13G filed by any Person or group with the Securities and Exchange Commission) and (ii) either (a) the Transfer is being made to a Person or a group in which FACO or any of its Affiliates has an economic interest (other than an economic interest arising solely from the ownership by FACO and its Affiliates of indebtedness of such Person or group that is registered under the Securities Act of 1933, as amended, or purchased by FACO and its Affiliates in reliance on an exemption therefrom) with a fair market value (or, in the event no fair market value exists, a book value), contingent or otherwise, in excess of $20,000,000; provided, however, that FACO and its Affiliates shall not be deemed to have an economic interest in a Person or a group (1) solely as a result of the right of FACO and its Affiliates to receive proceeds from such Person or group from the sale of Company Voting Securities owned by FACO or its Affiliates or (2) merely because such Person or group is a vendor or customer of FACO and/or its Affiliates or (b) to the extent clause (a) is not applicable, the Company Voting Securities being Transferred, together with any Company Voting Securities previously Transferred by FACO or any of its Affiliates to such Person or group, represent 25% or more of the issued and outstanding Company Voting Securities.

SECTION 6.

MISCELLANEOUS

6.1 Effectiveness. This Agreement shall be effective on the Effective Date and shall terminate on the earlier of (a) the fourth anniversary of the Effective Date and (b) the first date on which FACO no longer Controls the Company.

6.2 Remedies. Each of FACO and the Company acknowledges and agrees that (a) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the Parties and the Owners and (b) the Parties and the Owners would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties and, subject to the remainder of this Section 6.2, the Owners shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other Party without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the Parties and the Owners may be entitled hereunder or at law or equity. No Owner shall have the right to institute any suit, action or proceeding at law or in equity for the protection or enforcement of any right or remedy under this Agreement, unless such Owner shall have first given to the Parties written notice executed by the Owners of not less than fifty percent (50%) of the issued and outstanding Company Voting Stock not owned by FACO and/or its Affiliates (which determination shall be made based upon the number of shares of issued and outstanding Company Common Stock disclosed in the Company’s most recent filing made with the Securities and Exchange Commission pursuant to the Exchange Act or in the most recent Schedule 13D or 13G filed by any Person or group with the Securities and Exchange Commission) of the act, event or circumstance or purported act, event or circumstance that such Owner believes forms the basis of a suit, action or proceeding at law or in equity for the protection or enforcement of any right or remedy under this Agreement, and the Parties shall have failed to take and complete corrective action within ninety (90) days of the receipt by the Parties of such written notice.

6.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, their respective successors and permitted transferees and assigns and, subject to Section 6.2, the Owners from time to time of the Company Common Stock. Nothing contained in this Agreement shall preclude any Owner from exercising any right it may have under applicable law to bring a derivative action on behalf of the Company.

6.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

6.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted transferees and assigns. Except as contemplated in Section 5, no Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Company may assign its rights and obligations under this Agreement to any successor or acquiring entity in connection with any business combination transaction, reorganization or sale of substantially all the assets of the Company.

6.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

6.7 Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF CONFLICTS OF LAWS PRINCIPLES) APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

6.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Notwithstanding anything to the contrary contained herein, FACO shall not amend, or cause the Company to amend, any of the provisions of this Agreement or terminate this Agreement unless (a) the holders of a majority of the shares of Company Common Stock then outstanding (calculated without reference to any Shares held by FACO and its Affiliates) approve a proposal submitted by the Company’s board of directors authorizing such amendment or (b) a majority of Disinterested Directors shall approve a resolution authorizing such amendment or termination.

6.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6.10 Enforcement of Agreement. The approval of a majority of the Board of Directors of the Company or a majority of the Disinterested Directors shall be all that is required for the Company to seek to enforce the terms of this Agreement.

6.11 Expenses. Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

* * *

IN WITNESS WHEREOF, each of the Parties has executed this Agreement on and as of the date first written above.

THE FIRST AMERICAN CORPORATION

By:	/s/ Kenneth DeGiorgio
Name: Kenneth DeGiorgio
Title: Vice President

FIRST ADVANTAGE CORPORATION

By:	/s/ Kenneth DeGiorgio
Name: Kenneth DeGiorgio
Title: Vice President